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                                                                  EXHIBIT 10.69

This EMPLOYMENT AGREEMENT, dated as of May 17, 2000, is entered into by and between Cortex Pharmaceuticals, Inc. (the "Company"), and James H. Coleman (the "Executive").

WITNESSETH

WHEREAS, the Executive has considerable experience in management and business development, and,

WHEREAS, the Company wishes to employ the Executive as its Senior Vice President, Business Development, and the Executive wishes to be so employed by The Company,

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Engagement. The Company hereby employs the Executive as its Senior Vice
    -----------
President, Business Development, reporting to the President and Chief Executive Officer and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

2.  Term. The term of this Agreement will begin on May 16, 2000 and shall
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continue thereafter for a one year period and shall be extended on each day for one (1) day so that the remaining term hereof is always (1) year unless either party elects to terminate this Agreement in accordance with its provisions.

3.  Duties.  During the term of this Agreement, the Executive shall serve as
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the Company's Vice President , Business Development, and shall have such duties and responsibilities as are set forth in the Company's Bylaws and such other executive responsibilities as may be assigned to him from time to time by the Board of Directors. In particular and without limitation, Executive's duties shall include using diligent efforts as appropriate to (i) develop relationships with potential corporate partners for the development and commercialization of the Company's technologies, (ii) assist the CEO in evaluating technologies that may be licensed into the the Company (iii) assist the CEO and other executives in the development of the Company's products through clinical trials and regulatory approvals, and (iv) perform other duties as may be appropriate from time to time. The Executive shall use his best efforts and shall act in good faith in performing all duties reasonably required to be performed by him under this Agreement.

4.  Availability. Except as herein provided, the Executive shall devote his
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entire working time, attention and energies to the Company's business and during the term of this Agreement shall not be engaged in any other business activity without the prior written approval of the CEO. The Executive may engage in a reasonable level of professional activities such as are typical for individuals of a comparable professional stature.
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5.  Expenses. The Company shall reimburse the Executive, promptly upon
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presentation of itemized vouchers, for all ordinary and customary businesss expenses, consistent with the Company's reimbursement policy, incurred by the Executive in the performance of his duties.

6.  Compensation.  As compensation for the services to be rendered hereunder,
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the Company agrees as follows:

 (a) to pay the Executive an annual salary of not less than $180,000 per annum, subject to increase based on an annual review by the Compensation Committee of the Board of Directors.
 (b) To pay the Executive an annual bonus of from 15 to 50% of base annual salary, based upon the level of performance of the Executive and/or the Company as measured against mutually agreed-upon targets. The amount of such bonus shall be determined annually be the Compensation Committee of the Board of Directors.
 (c) To allow the Executive to participate in such employee benefit programs as are made available to management of the Company. In the event the Executive elects not to participate in the Company's health and disability insurance plan, the Company will contribute the equivalent value for the Executive to purchase life insurance, selected by the Executive and naming a beneficiary chosen by the Executive.
 (d) To allow Executive to have four weeks of paid vacation each year during the term of this Agreement.

The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by law.

7.  Ownership of Material Information. The Executive is a named inventor or co-
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inventor of certain patents. Such patents are listed in Attachement 1. The
Executive has certain special knowledge and information that is described in Attachment 2. The Executive retains all rights and benefits of the patents, information and knowledge listed in Attachments 1 and 2. With these identified exceptions, all right, title and interest of every kind and nature whatsoever in and to discoveries, inventions and improvements, patents (and applications therefore), copyrights, ideas, know how, creations or other proprietary rights arising from or connected with the Executive's employment hereunder shall become and remain the exclusive property of the Company, and Executive shall have no interest therein. The Executive agrees to sign the standard proprietary rights agreement that is required of all Company employees, provided, however, that in the event of any conflict between such proprietary rights agreement and this Agreement, the provisions of this Agreement shall govern.

8.  Trade Secrets. The Executive covenants and agrees with the Company that he
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will not, during the term of this Agreement or thereafter, disclose to anyone
(except to the extent reasonably necessary for the Executive to perform his duties hereunder or as

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may be required by law) any confidential information concerning the business or affairs of the Company (or of any affiliate or subsidiary of the Company), including but not limited to lists of customers, business plans, joint ventures, financial or cost information, and confidential scientific and clinical information (whether of the Company or entrusted to the Company by a third party under a confidentiality agreement or understanding), which the Executive shall have acquired in the course of or incident to the performance of his duties pursuant to the terms of this Agreement. Nothing herein shall be construed as prohibiting the Executive from disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation by the Executive of this Section 8) or which is a matter of general business knowledge or experience.

9.   Termination for Cause. The Company may terminate the employment of the
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Executive under this Agreement at any time for "Cause" ( as hereinafter defined)
upon not less than three day's notice to the Executive. As used herein, the term "Cause" shall mean only: a) Executive's willful refusal or willful failure to perform the duties properly assigned to him in accordance with the terms of this Agreement or a material breach of Section 4 of this Agreement and such refusal, failure or breach is detrimental to the interests of the Company, provided, however, that the employment of the Executive shall not be terminated under this clause (a) unless the Executive is given notice in writing that the conduct in question constitutes grounds for termination under this Section 9 and the Executive is allowed a reasonable period of time to remedy the refusal or failure; b) Executive's commission of a felony or misdemeanor, which has a material adverse effect on the Company; or (c) Executive's willful and material breach of Section 8 of this Agreement. If the employment of the Executive under this Agreement is terminated under Section 9, the Company shall give written notice to the Executive specifying the cause of such action. Upon the effectiveness of a termination of employment under this Section 9, the Company shall be relieved of all further obligations under this Agreement. Notwithstanding such termination of employment, the Executive shall continue to be bound by the provisions of Sections 7 and 8.

10.  Termination Without Cause or for Good Cause.
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 (a) The Company may terminate the employment of the Executive under this
     Agreement without cause at any time upon at least thirty (30) days' prior written notice to the Executive. The Executive may terminate his employment under this Agreement upon at least five (5) days' prior written notice to the Company in the event of (i) material breach by the Company of any representation, covenant or agreement contained in this Agreement, (ii) a change in the Executive's title or a material reduction or alteration of the duties of the Executive, (iii) a requirement that the Executive relocate outside of Orange County, California, or (iv) a change in the reporting relationship of the Executive. In the event of such a termination by either the Company or the Executive under Section 10(a), the Company shall pay to Executive termination pay equal to twelve months of then current salary.

 (b) If the employment of the Executive is terminated under paragraph (a), all stock options then held by Executive shall immediately vest by one (1) additional year.

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

     Executive acknowledges that this may produce a change in the tax status of such options, and that the Company assumes no liability or obligation in connection with any such change.
 (c) Termination of employment under this Section 10 shall not terminate the Executive's obligations under Sections 7 and 8.
 (d) Nothing contained in this Agreement shall be construed to abrogate the obligations of the Company to the Executive, or Executive's personal representative or heirs, as the case may be, to make payment or provide any other benefit that accrued prior to the termination of Executive's employment.

11.  Disability of the Executive. In the event that the Executive during this
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period while employed under this Agreement shall at any time become unable, due to illness accident, injury or otherwise, to carry out his duties under this Agreement for a period of at least three (3) consecutive months the Company may terminate the employment of the Executive under this Agreement. In such event the Company shall compensate the Executive in an amount equal to the difference between any disability insurance proceeds and Executive's then current monthly salary and other benefits for a period of one year. A termination of employment under this Section 11 will not terminate the Executive's obligations under Sections 7 and 8.

12.  Voluntary Termination. The Executive may terminate his employment under
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this Agreement at any time by giving the Company thirty (30) days' written notice, Termination of employment shall not terminate the Executive's obligations under Sections 7 and 8.

13.  Grant of Stock Options. As of the date hereof, the Company shall grant to
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the Executive: options to purchase 125,000 shares of common stock of the Company with an exercise price equal. to fair market value of such date, with a ten-year term, and with vesting in three parts (41,666 options, 41,666 options, and 41,667 options) over a three-year period commencing one year from the date hereof. Executive's stock option position will be reviewed by the Stock Option Committee of the Board of Directors from time to time, but in no event less than annually, and increases in such stock option position may be awarded dependent upon the performance of the Executive. To the maximum extent permissible, stock options granted to the Executive shall be "incentive stock options" as defined in Section. 422 of the Internal Revenue Code. The general terms and conditions of stock option granted to the Executive shall be in accordance with the stockholder-approved plans established for the granting of options, amended from time to time.

14.  Capacity. The Executive represents and warrants to a Company that he is not
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now under any obligation of a contractual nature or otherwise, to any person, firm, corporation, association. or other entity that is inconsistent or in conflict with this agreement or which would prevent, limit or impair in any way the performance by him of his obligations hereunder. It is understood that the Executive has interests as an owner/shareholder of Diversified Healthcare Management LLC and Prodromics On-Line Inc. (also called Newco) that are not in conflict with the above.

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15.  Participation in Competitive Business. While the Executive is employed
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under this Agreement, the Executive shall not directly or indirectly either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate consultant, officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company without the prior written. approval of the Company; provided however, that nothing herein, shall preclude the Executive from owning less than one percent (1%) of the outstanding capital stock of any company whose shares are traded on the New York Stock Exchange, the American Stock Exchange or Nasdaq.

16.  Waiver. No act, delay, omission or course of dealing on the part of
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any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers and remedies under this Agreement.

17.  Notice. Any and all notices referred to herein shall be sufficient if
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furnished in writing and delivered by hand or by registered by certified mail, return receipt requested, postage fully prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing. Notices shall be effective when delivered.

To Executive:            James H. Coleman
                         15231 Barranca Parkway
                         Irvine, California 92718

                         To Company:   Attn: Corporate Secretary
                         Cortex Pharmaceuticals, Inc.
                         15231 Barranca Parkway
                         Irvine, California 92618

18.  Arbitration. All disputes arising under or in connection with this
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Agreement shall be submitted to arbitration in Orange County, CA, under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. In no case shall either party be liable for the other party's court costs arbitrations costs or attorneys' fees.

19.  Assignability. The rights and obligations contained herein shall be binding
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on and inure to the benefit of the successors and assigns of the Company. The
Executive may not assign his rights or obligations hereunder without the prior written consent of the Company.

20.  Construction. This Agreement shall be governed by and construed in
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accordance with the laws of the state of California.

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21.  Completeness. This Agreement sets forth all, and is intended by each party
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to be an integration of all, of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof.

22.  Counterparts. This Agreement may be executed in multiple counterparts each
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of which shall he deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

23.  Severability. Each provision of this Agreement shall be considered
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severable and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

24.  Headings. Headings constrained in the agreement are inserted for reference
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and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof.

25.  Survival of Terms. If this Agreement is terminated for any reason,
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the provision of Sections 7 .d 8 shall survive and the Executive and the
Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CORTEX PHARMACEUTICALS, INC.


By:  /s/ Vincent F. Simmon
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Its: President & CEO
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EXECUTIVE

/s/ James H. Coleman
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Attachment 1: Job Description Vice President Business Development
Purpose/Objective
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To provide leadership, intellectual impetus and urgency to drive the strategy, execution, and achievement of company objectives. To oversee the strategic planning process and serve as business consultant and negotiator for in-licensing, co-promotions, co-development, and new business development within the pharmaceutical platform.


Key Responsibilities/Activities
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Direct strategic planning process.

Direct strategic, tactical, and financial analysis of external business development opportunities and present recommendations to senior management.

Direct the efforts of the business research and information organization, providing key information on company customer base, the pharmaceutical industry and competitive performance.

Develop and maintain ongoing relationships with counterparts and senior management of the pharmaceutical industry, company corporate staff and other company business groups in order to facilitate prompt, high level consideration of in-licensing and business development opportunities.

Act as business/scientific consultant and negotiator for all pharmaceutical group organizations pursuing high priority external development projects.

Target pharmaceutical companies and initiate deals for commercializing core products and gain reciprocal marketing rights for these companies' products in the US.

Function as internal consultant to senior management on special projects.

Key Job Requirements
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Demonstrated ability and substantial experience in broad range of negotiations.

Demonstrated leadership, communication, teamwork, analytical, planning, and organizational skills.

Ability to develop creative solutions to business problems.

Strong pharmaceutical business background and basic scientific knowledge.

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Attachment 2: Patent Rights, JH Coleman


PATENTS ISSUED:

Coleman, JH: U.S. Patent, "Treatment of Panic Disorder with Adinazolam," Patent Number 4,510,153. (1995)

Coleman, JH: U.S. Patent, "Treatment of Panic Disorder with Alprazolam," Patent
Number 4,508,726.   (1985)

Coleman, JH: U.S. Patent, "Treatment of Panic Disorder with Estazolam," Patent Number 4,481,208. (1984)

Coleman, JH: U.S. Patent, "Process for Treating Panic Disorder," Patent Number 4,476,134. (1984)

Coleman, JH: U.S. Patent, "Treatment of the Blood-Brain Barrier with Ibuprofen," Patent Number 509,906. (1983)


ANTICIPATED PATENT FILING (May, 2000, work in progress)

Coleman, JH: U.S. Patent, "AMPAKINEs(R) for the Treatment of Panic Disorder"

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